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                                                                     EXHIBIT 5.1


                           HUTCHINS, WHEELER & DITTMAR
                               101 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110



                                               November 13, 2000


Weigh-Tronix, LLC
293 South Main Street
Providence, Rhode Island 02903

Ladies and Gentlemen:

     We have acted as special counsel to Weigh-Tronix, LLC, a Delaware limited liability company (the "Company") and SWT Finance B.V., a Dutch private company with limited liability (the "Issuer"), in connection with the offer to exchange under the Securities Act of 1933, as amended, (the "Act") [Euro sign] 100,000,000 aggregate principal amount of 12 1/2% Senior Subordinated Notes due 2010 (the "Exchange Notes") for a like principal amount of the Issuer's outstanding 12 1/2% Senior Subordinated Notes due 2010 (the "Initial Notes"), pursuant to a Registration Statement on Form S-4 (File No. 333-43390) originally filed with the Securities and Exchange Commission under the Act on August 9, 2000, as thereafter amended (as so amended, the "Registration Statement"). The Exchange Notes are being issued by the Issuer, an indirect subsidiary of the Company, pursuant to an Indenture in the form filed as an Exhibit to the Registration Statement (the "Indenture").

     Additionally, we have acted as special counsel to the following direct and indirect subsidiaries of the Company: (i) SWT Holdings B.V., a company organized in The Netherlands, (ii) Weigh-Tronix, Inc., a company incorporated in Delaware,
(iii) Mecmesin, Inc., a company incorporated in California, (iv) Salter Weigh-Tronix Ltd, a company organized in England and Wales, (v) Salter Housewares Holdings Ltd, a company organized in England and Wales, (vi) Weigh-Tronix Canada, ULC, a company organized in Canada, (vii) Weigh-Tronix UK Ltd, a company organized in England and Wales, (viii) Salter Housewares Ltd, a company organized in England and Wales, (ix) Weigh-Tronix Delaware, Inc., a Delaware corporation, (x) Berkel USA, Inc., a Delaware corporation, (xi) Berkel, Inc., an Indiana corporation, (xii) Berkel Products Co. Limited, a company organized in Canada, (xiii) Avery Berkel Limited, a company organized in England and Wales,
(xiv) Avery Berkel Properties Limited, a company organized in England and Wales,
(xv) Avery Berkel Holdings Limited, a company organized in England and Wales, and (xvi) Berkel (Ireland) Limited, a company organized in Ireland (collectively, together with the Company, the "Guarantors"). Pursuant to the terms of the Indenture, each of the Guarantors has guaranteed the obligations of the Issuer with regard to the Exchange Notes (the "Guarantees").
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November 13, 2000
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     In our capacity as such counsel, we have examined originals or copies, as certified or otherwise identified to our satisfaction, of such corporate, organizational or other documents and records of the Issuer and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and the Guarantors and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that when the Exchange Notes (in the form included as an exhibit to the Indenture and examined by us) have been duly executed by the Issuer and authenticated by the Indenture trustee in accordance with the provisions of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Initial Notes surrendered in exchange thereof in accordance with the terms of the Exchange Offer, the Exchange Notes will be the legal and binding obligations of the Issuer and the Guarantees will constitute the legal and binding obligations of each Guarantor, respectively, in each case entitled to the benefits of the Indenture, except to the extent that the enforcement of the Exchange Notes or the Guarantees may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereinafter in effect relating to creditors' rights generally, and (ii) the general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              /s/ Hutchins, Wheeler & Dittmar

                              HUTCHINS, WHEELER & DITTMAR
                              A Professional Corporation